Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 104 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Fidelity Michigan Municipal Income Fund and Fidelity Pennsylvania Municipal Income Fund of our reports dated February 14, 2008; Fidelity Ohio Municipal Income Fund and Fidelity Short-Intermediate Municipal Income Fund of our reports dated February 15, 2008; and Fidelity Minnesota Municipal Income Fund and Fidelity Municipal Income Fund of our reports dated February 19, 2008 on the financial statements and financial highlights included in the December 31, 2007 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2008